UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): December 14, 2007

      International Textile Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

   804 Green Valley Road, Suite 300, Greensboro, North Carolina 27408

(Address, Including Zip Code, of Principal Executive Offices)

    (336) 379-6220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

Cone Denim de Nicaragua, S.A. (“CDN”), a wholly-owned affiliate of International Textile Group, Inc. ("ITG"), located in Ciudad Sandino, Nicaragua, has entered into a loan agreement as of December 12, 2007 with Inter-American Investment Corporation and four co-financing banks doing business in Nicaragua that include Banco De La Producción, S.A., Banco De America Central, S.A, Banco De Crédito Centroamericano, S.A. and Banco HSBC Nicaragua, S.A. The amount of the financing totals $37 million and is for a term of seven years with quarterly amortizations. The loan agreement will finance a denim manufacturing plant being built by CDN outside of Managua, Nicaragua. As a part of the loan agreement, ITG has entered into agreements in which ITG commits to a subordinated loan to CDN of up to $20 million to complete the project as planned and to assist with any additional funding that may be needed to complete the CDN project.

Item 9.01 - Financial Statements and Exhibits.

Exhibit 99.1 - News release dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:      /s/ Gary L. Smith

Name:	Gary L. Smith
Title:	Executive Vice President and Chief Financial Officer

Date: December 19, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	News Release dated December 19, 2007